Exhibit 10.1

English Translation

AIGC Technical Talent Training Model Laboratory Procurement Project Contract

Contract No.: ZT20263004

Parties

Party A / Buyer	Party B / Supplier
Jiangxi Zhongtong Information Industry Data Services Co., Ltd.	Jiangxi Ruanyun Technology Co., Ltd.

Based on the principles of equality and voluntariness and following friendly consultation, Party A and Party B hereby enter into this Contract in connection with Party A’s procurement from Party B of AIGC technical talent training model laboratories, in order to clarify the rights and obligations of both parties.

1. Subject Matter, Quantity and Price

No.	Product	Brand	Model / Configuration	Unit	Qty.	Unit Price (incl. VAT)	Total Price (incl. VAT)	Remarks
1	AIGC Training Laboratory	ASUS	2 x Computer 3 + 59 x Computers (1 + 2)	lab	10	RMB589,218.594	RMB5,892,185.94	Computers (1 + 2) allocated in a 40% / 60% ratio
2	Creative Platform	YeeZo	yeezo-01	set	1	RMB100,000.00	RMB100,000.00

Total: RMB5,992,185.94

Aggregate Contract Price (RMB): Five Million Nine Hundred Ninety-Two Thousand One Hundred Eighty-Five Yuan and Nine Jiao Four Fen (RMB5,992,185.94).

Note: The contract unit prices are all-inclusive prices, including without limitation equipment costs, special value-added tax invoices, installation and commissioning costs, after-sales service costs, labor costs, transportation costs, loading and unloading costs, insurance and other expenses. Party A is not required to pay Party B any other amount. If there is any issue with the quantity or quality of equipment supplied by Party B, Party A shall reduce the payment according to the corresponding unit price.

2. Delivery Period and Location

1.  Delivery and installation: installation, commissioning and acceptance shall be completed before September 25, 2026. Party B’s installation plan and schedule shall comply with Party A’s arrangements.

2. Delivery location: a location designated by Party A.

3. Recipient: personnel designated by Party A.

4.  Partial delivery is not permitted. Party A shall count the quantity and check the models and specifications of the delivered equipment on site. If the equipment does not comply with this Contract, Party A may reject it, and Party B shall bear all liability arising from delayed delivery.

3. Quality Standards and Warranty

1.  The subject matter sold by Party B shall be of qualified quality and accompanied by product qualification certificates. Its quality shall comply with national and industry standards, the basic use requirements stated in safe-operation requirements and instructions, and the acceptance standards under this Contract, and the equipment shall be new. The subject matter shall have no defects in product performance, structural design or manufacturing process that endanger personal or property safety and shall possess the performance it should have.

2.  All equipment shall have a three-year warranty. If any product-quality issue arises within three years after final acceptance, Party B shall repair or replace the product. Replaced components or equipment must be new and unused, and the warranty period for the replaced component or equipment shall restart. If an equipment issue arises, Party B must respond within two hours after receiving Party A’s notice. If service cannot be restored immediately, Party B shall arrive on site within eight hours to provide maintenance service. General issues shall be resolved within one day; major issues shall be resolved within two days or Party B shall provide a clear solution and comparable substitute products or parts to ensure Party A’s normal use. If Party B does not complete the work within these periods, Party A may engage a third party to perform repairs, with all risks and costs borne by Party B. Repair costs incurred shall be deducted in an equal amount from the warranty deposit, without objection by Party B. If the warranty deposit is insufficient, Party A may recover the shortfall. Party B shall replenish the warranty deposit within ten days after any deduction; otherwise, Party A may claim the repair costs and interest from Party B at a monthly interest rate of 2%.

3.  After the warranty period expires, Party B shall give priority to supplying vulnerable parts at favorable, cost-based prices and shall provide lifetime service.

4.  After the warranty period, Party B shall remain responsible for product warranty obligations relating to latent defects in the design or materials of the delivered products.

4. Payment Method

1.  Total contract price: RMB5,992,185.94. The contract unit prices are fixed, and settlement shall be based on the quantities actually installed.

2.  Payment condition: Party A shall pay the purchase price one month after Party B issues the corresponding special value-added tax invoice.

3.  Equipment payment: after all equipment has been installed and commissioned and has passed Party A’s final on-site acceptance, Party B shall issue a special value-added tax invoice for the full equipment amount (goods tax rate: 13%). Party A shall pay 90% of the equipment purchase price, being RMB5,302,967.346. The remaining 10%, being RMB589,218.594, shall serve as a warranty deposit and, provided the equipment sold has no quality problem, shall be paid in one lump sum without interest one year after final acceptance. If, within that one-year period, the equipment fails to meet the quality standards agreed in this Contract, the warranty deposit shall be retained as part of the compensation.

4.  Creative platform fee: after the creative platform service has been activated and accepted by Party A, Party B shall issue a special value-added tax invoice for the full service amount (tax rate: 6%), and Party A shall pay the RMB100,000 creative platform fee in full for the relevant period.

5. Responsibilities of the Parties

1.  Party B shall deliver according to the time agreed in this Contract and shall ensure that the equipment sold complies with applicable laws and regulations and the manufacturer’s quality standards. If any product delivered by Party B infringes third-party rights, copyright or trademark rights, Party B shall bear all resulting consequences and Party A shall bear no liability. Party B shall fully compensate Party A for any resulting loss. Party B shall also ensure that the goods are new and unused and that, when correctly installed, operated and maintained, the equipment provides satisfactory performance throughout its service life.

2.  If, after acceptance inspection, any product delivered by Party B is found not to comply with the quality requirements, Party A may reject it or require replacement. If Party B cannot promptly remove the product, Party B may request Party A to hold it temporarily. Party B shall bear the storage, maintenance and other costs actually paid by Party A during the temporary storage period, including a storage fee charged at 0.5% of the total contract price per day, and shall bear loss of or damage to the stored items unless caused by Party A’s intentional misconduct or gross negligence.

3.  Party B’s products shall satisfy transportation requirements. Before the goods are delivered to Party A and pass final acceptance, Party B shall bear all liability for personal injury and property loss resulting from contamination, corrosion, damage, destruction or loss of the equipment during transportation due to the transportation method, defects in the goods or causes inherent in the goods.

4.   If, for reasons attributable to Party B, products are sent to the wrong delivery location or recipient, Party B shall still ensure delivery by the date specified in this Contract. Party B shall pay liquidated damages equal to 1% of the total contract amount for each day of delay. If the delay exceeds 15 days, Party A may terminate this Contract, hold Party B liable under Article 6 and require Party B to compensate all losses.

5.  Party A shall promptly issue the corresponding acceptance certificate after final acceptance, and the designated acceptance personnel shall sign to confirm it. Party A’s acceptance does not release Party B from its quality-warranty obligations. Party A shall properly store the goods, and the risk of damage to or loss of the goods shall transfer to Party A only after final acceptance.

6.  If Party A objects to product quality or specifications, Party A shall raise the objection within seven days after the quality or specification issue arises during use. Subject to properly storing the goods, Party A shall provide Party B with a written explanation of the objection. Party B shall respond within ten days after receiving the written objection; failure to respond within that period shall be deemed acceptance of Party A’s objection and proposed handling.

7.  If Party B delivers early, Party A shall still make payment at the time specified in this Contract after receiving the goods and completing final acceptance.

6. Liability for Breach

1.  Party A and Party B shall strictly perform all provisions of this Contract. If a party’s breach causes this Contract to be incapable of full or partial performance, the breaching party shall pay the non-breaching party liquidated damages equal to 30% of the total contract price and compensate all losses caused to the non-breaching party. If Party B is in breach, Party A may also require Party B to return amounts already paid by Party A.

2.   If Party B fails to deliver products within the agreed period or the products delivered do not comply with the agreed quality standards, including without limitation type, specification or material, and Party B fails to replace them within the replacement period granted, Party B shall pay Party A liquidated damages calculated as the number of days of delay from the agreed delivery date multiplied by 1% of the total contract price and shall compensate Party A for resulting losses. If the cumulative delay exceeds 15 days, Party A may terminate the Contract, require Party B to pay liquidated damages equal to 30% of the total contract price, compensate all losses and return amounts paid by Party A.

7. Force Majeure

If either party is unable to perform this Contract due to force majeure, that party shall promptly notify the other party of the reason for non-performance or partial non-performance in order to mitigate potential losses. After obtaining proof from the relevant authority, performance may be delayed or partially performed, or the Contract may be terminated, and liability may be partially or fully excused depending on the circumstances.

8. Dispute Resolution

Any dispute arising from this Contract shall be resolved through consultation. If consultation fails, proceedings shall be brought in the people’s court at Party A’s location. If litigation results from Party B’s breach, Party B shall bear the resulting costs, including without limitation litigation fees, preservation fees, announcement fees, enforcement fees, travel expenses and attorneys’ fees.

9. Effectiveness of the Contract

This Contract is made in five original counterparts, of which Party A shall hold four and Party B shall hold one, and shall take effect upon signature and affixing of seals by both parties. Matters not addressed in this Contract shall be resolved by the parties through consultation and documented in a supplemental agreement. If a supplemental agreement is inconsistent with the main Contract, the supplemental agreement shall prevail.

10. Product Parameters

See Appendix 1.

Signature Page

Party A / Buyer	Party B / Supplier
Jiangxi Zhongtong Information Industry Data Services Co., Ltd. [Company seal affixed] Legal representative or authorized representative: [signature affixed] Telephone: [blank] Date: 2026.8.28	Jiangxi Ruanyun Technology Co., Ltd. [Company seal affixed] Legal representative or authorized representative: [signature affixed] Telephone: [blank] Date: 2026.8.28

Appendix 1

Product Models and Specifications

1. AIGC Training Laboratory

I. Training Laboratory Configuration

1. Number of training laboratories: 10.

2. Configuration of each laboratory:

2.1 Computer 1 (student computer): Configured at an average of 23.6 units per lab.

2.2 Computer 2 (student computer): Configured at an average of 35.4 units per lab.

2.3 Computer 3 (teacher computer / high-end workstation): 2 units.

3. Aggregate configuration:

3.1 Computer 1: 236 units in total.

3.2 Computer 2: 354 units in total.

3.3 Computer 3: 20 units in total.

4. Use cases: AIGC technical talent training, AI content-creation instruction, video-production practical training and similar applications.

II. Detailed Specifications for Each Computer Model

1.1 Computer 1 - i5-14500 / 16 GB / 512 GB / RTX 3050 8 GB / 500 W / 23.8-inch

1. Commercial model.

2. CPU: Intel Core i5-14500.

3.  Motherboard chipset: Intel B760 chipset. The motherboard and host computer shall be of the same brand and shall use high-quality solid-state capacitors. Integrated motherboard modules shall include a resource expansion module, computing-processing module, voltage-control module providing dynamic voltage adjustment and effective energy saving, and audio expansion module. The motherboard interconnection topology may be implemented through the processor or switching circuitry, with four DMI lanes and three PCI-E lanes.

4. Memory: 16 GB DDR5 5600 MHz, with four memory slots to facilitate future expansion.

5. Storage: 512 GB solid-state drive; four SATA 6.0 Gb/s interfaces; one additional M.2 solid-state-drive position and two mechanical-hard-drive positions shall remain available.

6. Interfaces: ten native motherboard USB ports, including four USB 3.2 Gen 1 ports and one Type-C port; one PCIe 4.0 x16 slot; two PCIe 3.0/2.0 x1 slots; five native motherboard audio interfaces (two front and three rear, supporting a four-pole headset interface); and a reserved slim optical-drive bay.

7. Network adapter: integrated gigabit network adapter supporting wake-on-LAN when powered off.

8. Display: 23.8-inch eye-care display, 1920 x 1080 resolution, VGA and HDMI interfaces, 120 Hz refresh rate, one-button preset selection among at least eight display modes for different use environments, and a column-type metal display mounting stand.

9. Keyboard and mouse: waterproof, antibacterial keyboard and USB optical mouse, with keyboard power-on functionality.

10. Chassis: standard 15 L tower chassis with front-panel status indicators, including hard-drive operating status and network-connectivity status.

11. Graphics: RTX 3050 8 GB discrete graphics card. Native motherboard display outputs shall include one HDMI, one VGA and one DisplayPort interface, supporting simultaneous output to three displays without installation of an additional graphics card.

12. Power supply: 500 W high-efficiency power supply.

13. Network cloning functions: (1) hard-drive protection to protect the computer from system failure caused by viruses or malicious damage; (2) network cloning, allowing data to be distributed through the local area network and all equipment to be deployed in one operation; (3) network control, including remote viewing, remote control and file transfer; and (4) support for multiple restore points, intelligent sorting and breakpoint-resume functionality.

14. System security: the standard BIOS can disable USB storage without affecting the normal use of keyboards, mice and other peripherals, and supports a read-only storage mode in which information can be read but not copied, protecting data security.

15. The original manufacturer shall provide a three-year warranty and on-site service for major components, an original-manufacturer 400 or 800 service hotline available 7 x 24 hours, and original-manufacturer door-to-desk installation and inspection service.

16. Operating system: genuine Windows operating system preinstalled by the original manufacturer and verifiable as genuine through Microsoft.

1.2 Computer 2 - i7-14700 / 16 GB / 1 TB / RTX 3050 8 GB / 500 W / 23.8-inch

1. Commercial model.

2. CPU: Intel Core i7-14700.

3. Motherboard chipset: Intel B760 chipset. The motherboard and host computer shall be of the same brand and shall use high-quality solid-state capacitors. Integrated motherboard modules shall include a resource expansion module, computing-processing module, voltage-control module providing dynamic voltage adjustment and effective energy saving, and audio expansion module. The motherboard interconnection topology may be implemented through the processor or switching circuitry, with four DMI lanes and three PCI-E lanes.

4. Memory: 16 GB DDR5 5600 MHz, with four memory slots to facilitate future expansion.

5. Storage: 1 TB solid-state drive; four SATA 6.0 Gb/s interfaces; one additional M.2 solid-state-drive position and two mechanical-hard-drive positions shall remain available.

6. Interfaces: ten native motherboard USB ports, including four USB 3.2 Gen 1 ports and one Type-C port; one PCIe 4.0 x16 slot; two PCIe 3.0/2.0 x1 slots; five native motherboard audio interfaces (two front and three rear, supporting a four-pole headset interface); and a reserved slim optical-drive bay.

7. Network adapter: integrated gigabit network adapter supporting wake-on-LAN when powered off.

8. Display: 23.8-inch eye-care display, 1920 x 1080 resolution, VGA and HDMI interfaces, 120 Hz refresh rate, one-button preset selection among at least eight display modes for different use environments, and a column-type metal display mounting stand.

9. Keyboard and mouse: waterproof, antibacterial keyboard and USB optical mouse, with keyboard power-on functionality.

10. Chassis: standard 15 L tower chassis with front-panel status indicators, including hard-drive operating status and network-connectivity status.

11. Graphics: RTX 3050 8 GB discrete graphics card. Native motherboard display outputs shall include one HDMI, one VGA and one DisplayPort interface, supporting simultaneous output to three displays without installation of an additional graphics card.

12. Power supply: 500 W high-efficiency power supply.

13. Network cloning functions: (1) hard-drive protection to protect the computer from system failure caused by viruses or malicious damage; (2) network cloning, allowing data to be distributed through the local area network and all equipment to be deployed in one operation; (3) network control, including remote viewing, remote control and file transfer; and (4) support for multiple restore points, intelligent sorting and breakpoint-resume functionality.

14. System security: the standard BIOS can disable USB storage without affecting the normal use of keyboards, mice and other peripherals, and supports a read-only storage mode in which information can be read but not copied, protecting data security.

15. The original manufacturer shall provide a three-year warranty and on-site service for major components, an original-manufacturer 400 or 800 service hotline available 7 x 24 hours, and original-manufacturer door-to-desk installation and inspection service.

16. Operating system: genuine Windows operating system preinstalled by the original manufacturer and verifiable as genuine through Microsoft.

1.3 Computer 3 - i7-14700 / 16 GB / 1 TB / RTX 5060 8 GB / 500 W / 23.8-inch

1. Commercial model.

2. CPU: Intel Core i7-14700.

3. Motherboard chipset: Intel B760 chipset. The motherboard and host computer shall be of the same brand and shall use high-quality solid-state capacitors. Integrated motherboard modules shall include a resource expansion module, computing-processing module, voltage-control module providing dynamic voltage adjustment and effective energy saving, and audio expansion module. The motherboard interconnection topology may be implemented through the processor or switching circuitry, with four DMI lanes and three PCI-E lanes.

4. Memory: 16 GB DDR5 5600 MHz, with four memory slots to facilitate future expansion.

5. Storage: 1 TB solid-state drive; four SATA 6.0 Gb/s interfaces; one additional M.2 solid-state-drive position and two mechanical-hard-drive positions shall remain available.

6. Interfaces: ten native motherboard USB ports, including four USB 3.2 Gen 1 ports and one Type-C port; one PCIe 4.0 x16 slot; two PCIe 3.0/2.0 x1 slots; five native motherboard audio interfaces (two front and three rear, supporting a four-pole headset interface); and a reserved slim optical-drive bay.

7. Network adapter: integrated gigabit network adapter supporting wake-on-LAN when powered off.

8. Display: 23.8-inch eye-care display, 1920 x 1080 resolution, VGA and HDMI interfaces, 120 Hz refresh rate, one-button preset selection among at least eight display modes for different use environments, and a column-type metal display mounting stand.

9. Keyboard and mouse: waterproof, antibacterial keyboard and USB optical mouse, with keyboard power-on functionality.

10. Chassis: standard 15 L tower chassis with front-panel status indicators, including hard-drive operating status and network-connectivity status.

11. Graphics: RTX 5060 8 GB discrete graphics card. Native motherboard display outputs shall include one HDMI, one VGA and one DisplayPort interface, supporting simultaneous output to three displays without installation of an additional graphics card.

12. Power supply: 500 W high-efficiency power supply.

13. Network cloning functions: (1) hard-drive protection to protect the computer from system failure caused by viruses or malicious damage; (2) network cloning, allowing data to be distributed through the local area network and all equipment to be deployed in one operation; (3) network control, including remote viewing, remote control and file transfer; and (4) support for multiple restore points, intelligent sorting and breakpoint-resume functionality.

14. System security: the standard BIOS can disable USB storage without affecting the normal use of keyboards, mice and other peripherals, and supports a read-only storage mode in which information can be read but not copied, protecting data security.

15. The original manufacturer shall provide a three-year warranty and on-site service for major components, an original-manufacturer 400 or 800 service hotline available 7 x 24 hours, and original-manufacturer door-to-desk installation and inspection service.

16. Operating system: genuine Windows operating system preinstalled by the original manufacturer and verifiable as genuine through Microsoft.

2. Creative Platform Service

I. Front-End Creation and Finished-Video Delivery

1. Project Management

1.1 Creative Project Setup: Supports creation of a short-drama project from a creative description, with settings for the number of episodes, aspect ratio and overall style, establishing a unified project context for subsequent content generation.

1.2 Script Import: Supports pasting script text or uploading a TXT file into the analysis process, allowing existing content to be imported quickly into a short-drama project.

2. Script Intelligence

2.1 Script Analysis: Performs structural interpretation and episode segmentation of input content and provides streaming progress feedback, creating a content foundation that can continue to be edited.

3. Project Structure

3.1 Episode Management: Supports viewing, creating and editing episode content so that multiple episodes remain organized within the same project.

4. Content Settings

4.1 Character Management: Centrally maintains character information, character descriptions and visual-design results and allows character subjects to be referenced in storyboards.

4.2 Scene Management: Maintains scene descriptions and visual results, providing a consistent basis for storyboard imagery and serialized environmental expression.

4.3 Prop Management: Maintains key props and their visual results for continued use in shot design and subject references.

5. Visual Assets

5.1 Entity Visual Generation: Generates visual results for characters, scenes and props and supports model selection, result viewing and regeneration.

5.2 Batch Generation: Supports batch creation of image-generation tasks by episode and content entity, centrally advancing production of characters, scenes, props and shot imagery.

6. Quality Assistance

6.1 Consistency Checking: Provides consistency prompts as scripts, entities and storyboards progress, assisting teams in identifying missing settings and content conflicts.

7. Storyboard Production

7.1 Storyboard Generation: Converts episode plots into sequential shot lists and creates structured information including shot descriptions, subjects, scenes, composition, duration and camera movement.

7.2 Storyboard Editing: Supports shot-by-shot editing of descriptions, subjects, scenes, camera position, viewing angle, shot size, camera movement and duration, and supports filtering shots by scene.